1.            CERTIFICATION PURSUANT TO
           SECTION 906 OF THE SARBANES-OXLEY
                  ACT OF 2002
             (18 U.S.C. SECTION 1350)

In connection with the report of Gold Dynamics Corp.. (the
"Company"), on Form 10-Q for the quarter ending April
30th, 2011, as filed with the Securities and Exchange
Commission (the "Report"), I, Tie Ming Li, Chief Executive
Officer of the Company, certify, pursuant to Sect 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Sect 1350), that to my knowledge:

(1) The Report fully complies with the requirements of
section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/S/ TIE MING LI
Tie Ming Li,
Chief Executive Officer
Dated: June 16, 2011